As filed with the Securities and Exchange Commission on June 29, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 29, 2016
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On June 29, 2016, Bank of America Corporation (the “Corporation”) issued a news release that announced the Corporation’s Board of Directors (the “Board”) plans to increase the quarterly dividend paid on shares of the Corporation’s common stock to $0.075 per share, beginning in the third quarter of 2016. The news release also announced that the Board has authorized the repurchase of $5 billion of the Corporation’s common stock from July 1, 2016 through June 30, 2017. The Board’s common stock repurchase authorization covers both common stock and warrants, replaces the Board’s prior common stock repurchase authorization that expires on June 30, 2016, and is net of shares awarded under the Corporation’s equity-based compensation plans.

In addition, the news release announced that the Board of Governors of the Federal Reserve System completed its 2016 Comprehensive Capital Analysis and Review, and informed the Corporation that it did not object to the Corporation’s capital plan, including the dividend and repurchase actions described above.

A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

ITEM 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated June 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: June 29, 2016

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated June 29, 2016

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